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                                                                   EXHIBIT 10.18

                              CONSULTANT AGREEMENT

         This Agreement, having an effective date of December 1, 1996 is made and entered into between LASER POWER CORPORATION, a Delaware corporation (hereinafter called "LPC") having a place of business at 12777 High Bluff Drive, San Diego, CA 92130, and ARTHUR P. MINICH (hereinafter called "CONSULTANT").

         WHEREAS, CONSULTANT represents that he is experienced in the field of projection display technologies; and

         WHEREAS, LPC desires to engage the services of CONSULTANT for the purpose of developing and improving microlaser projectors, display systems, and microlasers, including hardware and software; and

         WHEREAS, LPC is engaged in the business of research, development and manufacture of products and processes of a highly confidential nature, some of which will be revealed to CONSULTANT during the course of his retention by LPC; and

         WHEREAS, LPC desires to protect itself from the unauthorized disclosure of such confidential matter by CONSULTANT and to ensure that it will have the sole and exclusive use and ownership of any inventions, discoveries, improvements, trade secrets, secret processes, and copyrightable material made or conceived by CONSULTANT during his retention by LPC;

NOW THEREFORE, it is hereby agreed as follows:

1. LPC agrees to utilize the services of CONSULTANT for the purposes set forth above, and CONSULTANT agrees to perform such services as may be requested by LPC which are generally related to the purpose for which CONSULTANT has been retained.

2. As consideration to enter into this Agreement, and as full payment for the services to be performed by CONSULTANT, LPC agrees to pay CONSULTANT, beginning January 6, 1997 at the rate of Two Thousand Eight Hundred Eighty Five U.S. dollars ($2885) per week.

3. During the term of this Agreement, CONSULTANT agrees as follows:

         a) CONSULTANT shall devote best and full-time efforts to his or her duties in the performance of the services as CONSULTANT of LPC.

         b) CONSULTANT shall not (i) solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the business activities of LPC, and (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interests of


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                                           Arthur P. Minich Consultant Agreement

                  LPC, or (iii) directly or indirectly, anywhere in the United States develop, or assist others to develop, product(s) with functionality similar to the functionality of any product(s) developed or under development by LPC.

4. This Agreement may be terminated by either party at any time, at the sole discretion of the terminating party with seven (7) days written notice. It is expressly understood that the obligations imposed on CONSULTANT by Section 5 hereof shall survive termination of this Agreement.

5. CONSULTANT agrees as follows:

         a) That he will hold in strictest confidence and not disclose to any person, firm or corporation not under a confidentiality agreement with LPC, without the express written authorization of an officer of LPC any information, manufacturing technique, process, formula, development or experimental work, work in process, business trade secret or any other secret or confidential matter relating to the products, sales, business or activity of LPC, except that CONSULTANT may disclose such information to employees of CONSULTANT if necessary to accomplish the purposes of this Agreement, provided that all such employees are bound by the obligations set forth in all subparagraphs of this paragraph 5 including (without limitation) the duties set forth in this subparagraph and the duty to assign set forth in subparagraph (c). However, this Agreement imposes no obligation upon CONSULTANT with respect to any portion of such information that CONSULTANT demonstrates to LPC's satisfaction by written evidence (i) is or becomes a matter of public knowledge through no act or omission of CONSULTANT, or (ii) is in CONSULTANT's possession before receipt from LPC, (iii) is rightfully received by CONSULTANT from a third party without a duty of confidentiality, and (iv) is disclosed by LPC to a third party without a duty of confidentiality.

         b) That he will recognize as binding on him and comply with government-prescribed regulations and mandatory contract provisions related to the safeguarding of military information and transferring or making available to the Government of such patent rights as may be the subject of contracts between LPC and the Government of the United States of America or any of its agencies.

         c) That he will disclose promptly to LPC all inventions, discoveries, improvements, trade secrets and secret processes, whether patentable or not, made or conceived by CONSULTANT, either solely or in collaboration with others, during the term of this Agreement whether or not during regular working hours, and relating to any methods, apparatus, products or components thereof that are manufactured, sold, leased, used or under development by LPC or pertain to any business or activity of LPC, or to the work for which CONSULTANT was retained by LPC.

         d) That he will, and does hereby assign and grant to LPC all of his right, title and interest in and to the inventions, discoveries, improvements, trade


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                                           Arthur P. Minich Consultant Agreement

         secrets and secret processes described in subparagraph (c) above, and any patents granted thereon, and at the request and expense of LPC he will make, execute and deliver all application papers, assignments or instruments and perform or cause to be performed such other acts as LPC may deem desirable or necessary in making or prosecuting applications, domestic or foreign, for patents, re-issues, and extensions thereof, and assist and cooperate (without expense to him) with LPC or any of its designated representatives, in any controversy or legal proceedings relating to said inventions, discoveries, improvements, trade secrets and secret processes or to any patents which may be procured thereon. Should CONSULTANT be requested after termination of this Agreement to perform services for LPC in connection hereunder, he shall be paid a prorated amount for such services at the same rate prevailing at the time of termination.

         e) That all said inventions, discoveries, improvements, trade secrets and secret processes described in subparagraphs (c) and (d) above, whether or not patented, shall become and remain the property of LPC, its successors and assigns, unless expressly released by LPC as hereinafter provided.

         f) That all copyrightable works created during the term of this Agreement by CONSULTANT or under LPC's direction in connection with the services rendered hereunder are "works made for hire" and shall be the sole and complete property of LPC and that any and all copyrights to such works shall belong to LPC. To the extent such works are not deemed to be "works made for hire," CONSULTANT hereby assigns all proprietary rights, including copyright, in these works to LPC without further compensation. CONSULTANT further agrees to execute and sign any and all applications, assignments, or other instruments which LPC may deem necessary in order to enable it, at its expense, to apply for, prosecute, and obtain such copyrights or other proprietary rights in the United States and foreign countries or in order to transfer to LPC all right, title, and interest in such copyrights or other proprietary rights.

         g) That upon request or at the time of leaving the service of LPC, CONSULTANT will deliver to LPC and not keep or deliver to anyone else, any and all drawings, blueprints, notes, memoranda, specifications, devices, documents and in general any and all material relating to LPC's business or activity or to any inventions, discoveries, improvements, trade secrets, secret processes, or copyrightable material covered by this Agreement.

         h) Any attempt on the part of CONSULTANT to induce others to leave LPC's employ, or any effort by CONSULTANT to interfere with LPC's relationship with its other employees would be harmful and damaging to LPC. CONSULTANT agrees that during the term of this Agreement and for a period of six (6) months thereafter, CONSULTANT will not in any way, directly or indirectly (i) induce or attempt to induce any employee of LPC to quit employment with LPC; (ii) otherwise interfere with or disrupt LPC's relationship with its employees; (iii) solicit, entice, or hire away any employee



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                                           Arthur P. Minich Consultant Agreement

         of LPC; or (iv) hire or engage any employee of LPC or any former employee of LPC whose employment with LPC ceased less than one (1) year before the Effective Date of this Agreement.

6. LPC will investigate each patent disclosure submitted by CONSULTANT and if it elects to file a patent application thereon agrees to pay all expenses in connection with the preparation and prosecution of such patent application or applications which it may decide to file in the United States of America or in foreign countries.

7. If CONSULTANT petitions LPC in writing to release any of its rights to any inventions, discoveries, improvements, trade secrets or secret processes or any patents granted thereon, which by this Agreement are assigned to LPC, the latter will promptly consider and act on such petition but is not obligated to release any of its rights to CONSULTANT.

8. LPC acknowledges that CONSULTANT will use certain computer equipment owned by CONSULTANT in the performance of his duties and that it would be impractical to remove such equipment from LPC premises after each use. Therefore, LPC agrees that such computer equipment may remain in LPC's facility until termination of this Agreement and LPC shall safeguard such equipment from theft or negligent use in the same manner as it safeguards its own computer equipment. In the event that such CONSULTANT-owned computer equipment is lost or damaged, as CONSULTANT's sole remedy, LPC shall replace any such lost or damaged equipment and commercial software products, provided that LPC shall not be liable for lost or damaged data or custom software.

9. CONSULTANT and LPC are contractors independent of one another and neither party's employees will be considered employees of the other party for any purpose. This Agreement does not create a joint venture or partnership, and neither party has the authority to bind the other to any third party.

10. Neither this Agreement nor any benefits hereunder shall be assignable by CONSULTANT, and all of CONSULTANT's obligations hereunder shall be binding upon his heirs and legal representatives. The terms and provisions hereof shall inure to the benefit of LPC's successors and assigns.

11. This Agreement constitutes the entire agreement between LPC and CONSULTANT with respect to the subject matter hereof. This agreement shall be governed by the laws of the State of California. The masculine gender shall be deemed to include the feminine gender where appropriate.


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                                           Arthur P. Minich Consultant Agreement

12. The term "LPC" as used in this Agreement shall be deemed to include not only LASER POWER CORPORATION, but also all of its divisions, subsidiaries, and/or affiliates.


LASER POWER CORPORATION                       ARTHUR P. MINICH

By:
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Title:
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